                                                                EXHIBIT 99(a)(8)

                           OFFER TO PURCHASE FOR CASH
                           ALL OUTSTANDING SHARES OF
                                  COMMON STOCK
                                       OF
                               MARKET FACTS, INC.
                                       BY
                            AEGIS ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                                AEGIS GROUP PLC
                                       AT
                              $31.00 NET PER SHARE

                                                                    May 10, 1999

Dear Participant in the Market Facts, Inc. Profit Sharing and Retirement Plan:

    Enclosed for your consideration are the Offer to Purchase dated May 4, 1999 (the "Offer to Purchase") (which, as amended or supplemented from time to time, together with the enclosed Letter of Transmittal, constitute the "Offer") and other materials relating to the Offer by Aegis Acquisition Corp., a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of Aegis Group plc, a company incorporated under the laws of England and Wales ("Parent"), to purchase all of the outstanding shares of Common Stock, par value $1.00 per share (the "Shares"), of Market Facts, Inc., a Delaware corporation (the "Company"), at $31.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the letter to stockholders of the Company from the Chairman and Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

    As a participant in the Market Facts, Inc. Profit Sharing and Retirement Plan (the "Profit Sharing Plan"), you may direct the trustee of the Profit Sharing Plan to "tender" (offer to sell) some or all of the Shares (excluding fractional Shares) allocated to you in the Market Facts, Inc. Common Stock Fund under your individual account in the Profit Sharing Plan ("Company Stock Fund Account") by following the instructions set out in this letter.

    Please note that the Shares in your Company Stock Fund Account are held in trust for your benefit and that CG Trust Company, the trustee of the Profit Sharing Plan (the "Trustee"), is the holder of record of those Shares. Accordingly, the Trustee is the party who actually tenders Shares from your Company Stock Fund Account. The Trustee will tender some or all of the Shares in your Company Stock Fund Account according to your submitted election.

THE PROCEEDS FROM ANY SALE OF SHARES FROM YOUR COMPANY STOCK FUND ACCOUNT WILL NOT BE DISTRIBUTED TO YOU. INSTEAD, ANY PROCEEDS WILL CONTINUE TO BE HELD IN THE PROFIT SHARING PLAN AND WILL BE INVESTED IN THE CIGNA GUARANTEED INCOME FUND UNTIL YOU TRANSFER ANY OR ALL OF SUCH FUNDS TO ANOTHER INVESTMENT FUND WITHIN THE PROFIT SHARING PLAN. (SEE "INVESTMENT OF SALE PROCEEDS" BELOW.)

    Your attention is directed to the following:

    1. The tender price is $31.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer.

    2. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Tuesday, June 1, 1999, unless the Offer is extended (the "Expiration Date"). However, your Tender Election Form must be received by the Depositary no later than 5:00 P.M. New York time on May 26, 1999.

    3. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of April 29, 1999 (the "Merger Agreement"), by and among Parent, Purchaser and the Company. The Merger Agreement provides that, among other things, following the consummation of the Offer and the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Purchaser will be merged with and into the Company (the "Merger"). At the effective time of the Merger, each outstanding Share (other than Shares held in the treasury of the Company, owned by Parent, Purchaser or any other wholly owned subsidiary of Parent or held by stockholders who perfect their dissenters' rights under Delaware law) will be converted into the right to receive the per Share price paid in the Offer, without interest.

    4. The Board of Directors of the Company has unanimously determined that each of the Merger Agreement, the Offer and the Merger are fair to and in the best interests of the stockholders of the Company, approved the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, and recommended acceptance of the Offer, approval and adoption of the Merger Agreement and approval of the Merger by the stockholders of the Company.

    5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration or termination of the Offer, a number of Shares which will constitute a majority of the total number of Shares outstanding on a fully diluted basis, less the number of Shares Purchaser can acquire under an Option and Voting Agreement, dated as of April 29, 1999 between Parent and the stockholders of the Company who are parties thereto (the "Minimum Condition"). Subject to the terms of the Merger Agreement, the Offer is also subject to other terms and conditions, including receipt of certain regulatory approvals, set forth in the Offer to Purchase. Any or all conditions to the Offer (other than the Minimum Condition) may be waived by Purchaser.

    The Offer is being made to all holders of Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by Morgan Stanley Dean Witter or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

    If you wish to tender any Shares held in your Company Stock Fund Account, you must submit the Tender Election Form For Shares in the Market Facts, Inc. Profit Sharing and Retirement Plan (the "Tender Election Form") included with this letter. ANY ELECTION TO TENDER SHARES HELD IN YOUR COMPANY STOCK FUND ACCOUNT MADE ON A FORM OTHER THAN THE TENDER ELECTION FORM SPECIFICALLY DESIGNATED FOR THE PROFIT SHARING PLAN WILL BE VOID. If you do not submit the Tender Election Form, no Shares in your Company Stock Fund Account will be tendered by the Trustee.

    Notwithstanding the foregoing, the Trustee is obligated under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), always to carry out its fiduciary responsibilities to the Profit Sharing Plan and its participants. THE TRUSTEE, THEREFORE, MAY NOT RECOGNIZE A TENDER ELECTION (OR FAILURE TO ELECT) IF THE TRUSTEE BELIEVES SUCH RECOGNITION WILL BE INCONSISTENT WITH THE PROPER EXERCISE OF ITS FIDUCIARY DUTY, OR CONTRARY TO THE PROVISIONS OF ERISA. If such a situation occurs, the Trustee will act as it deems appropriate in accordance with its duty and the requirements of ERISA.

    NEITHER THE PROFIT SHARING AND RETIREMENT PLAN COMMITTEE NOR THE PLAN TRUSTEE MAKES ANY RECOMMENDATION TO ANY PARTICIPANT AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES. Before making a decision, you should read carefully the materials in the enclosed Offer to Purchase and the Tender Election Form.

YOUR DECISION WHETHER TO TENDER

    If you elect to tender some or all of the Shares in your Company Stock Fund Account, the Trustee will tender Shares proportionately from your (i) Employee Pre-Tax Contributions; (ii) Company Match Contributions; (iii) Company Profit Sharing Contributions; and (iv) Rollover Contributions, if any.

POTENTIAL TAX CONSEQUENCES OF COMPLETION OF THE OFFER

    Generally, cash distributions from the Profit Sharing Plan that are not rolled over into an IRA or another qualified plan are taxable as ordinary income. However, Shares that you receive in certain types of distributions from the Profit Sharing Plan may be eligible for favorable tax treatment if the Shares increased in value while they were held by the Profit Sharing Plan. In these distributions the increase in the value of the Shares, called "net unrealized appreciation," will not be taxable to you upon distribution, but rather will be taxed to you when you sell the Shares. When you sell the Shares, any gain realized on the sale will be long-term or short-term capital gain.

    To the extent that you elect to tender your Profit Sharing Plan Shares into the Offer, and the Offer is completed, you will lose any opportunity for future distributions of Shares from the Profit Sharing Plan, and the ability to defer the taxation of any net unrealized appreciation in distributed Shares and to have such net unrealized appreciation taxed as capital gains. The special tax treatment referred to above will not apply to any distribution from the Profit Sharing Plan paid solely in cash.

HOW TO TENDER SHARES; COMPLETION OF TENDER ELECTION FORM

    If you wish to direct the Trustee to tender some or all of the Shares in your Company Stock Fund Account, you must complete and return the enclosed Tender Election Form in accordance with the instructions specified thereon.

    PLEASE NOTE THAT, ALTHOUGH THE DEADLINE FOR THE TRUSTEE TO TENDER YOUR SHARES IS JUNE 1, 1999, YOU MUST SEND YOUR TENDER ELECTION FORM BY MAIL, COURIER OR HAND DELIVERY FOR RECEIPT NO LATER THAN 5:00 P.M. NEW YORK TIME, ON MAY 26, 1999. Tender Election Forms that are received after this deadline, Tender Election Forms which are not properly completed, and tender elections submitted on the wrong form, will not be accepted. Examples of improperly completed Tender Election Forms include forms which are not signed and forms which contain incorrect or incomplete information. You also may withdraw any tender you have made under the Offer provided you do so prior to the May 26, 1999 deadline or, if Purchaser has not yet accepted Shares for payment, after 12:00 Midnight, New York City time, on July 2, 1999 (See "Withdrawing Your Instruction to Tender.")

    Tender Election Forms should be sent to First Chicago Trust Company of New York, the Depositary for the Offer, in the enclosed envelope at the address set forth below:

          BY MAIL:               BY OVERNIGHT DELIVERY:               BY HAND:
First Chicago Trust Company   First Chicago Trust Company   First Chicago Trust Company
        of New York                   of New York                   of New York
  Corporate Actions, Suite      Corporate Actions, Suite    c/o Securities Transfer and
            4660                          4680                Reporting Services Inc.
       P.O. Box 2569           14 Wall Street, 8th Floor      Attn: Corporate Actions
 Jersey City, NJ 07303-2569        New York, NY 10005       100 William Street, Galleria
                                                                 New York, NY 10038

    IN ORDER TO HAVE ANY SHARES TENDERED, YOU MUST COMPLETE AND SIGN YOUR TENDER ELECTION FORM. IF YOU DO NOT SIGN THE FORM, YOUR DIRECTIONS

WILL NOT BE ACCEPTED AND THE INSTRUCTION FORM, AS WELL AS YOUR DIRECTIONS, WILL BE VOID.

INVESTMENT OF SALE PROCEEDS

    It is expected that the proceeds will be received by the Trustee promptly following the Expiration Date of the Offer. The proceeds from any sale of Shares from your Company Stock Fund Account will not be distributed to you. Instead, any proceeds will continue to be held in the Profit Sharing Plan and will be invested in the CIGNA Guaranteed Income Fund (the "Guaranteed Fund"). Once your proceeds are deposited in the Guaranteed Fund, you will immediately be able to transfer all or any portion of your balance in the Guaranteed Fund to one or more of the other investment funds within the Profit Sharing Plan using CIGNA's AnswerLine-Registered Trademark-. The Profit Sharing Plan provides you toll-free telephone access to CIGNA's AnswerLine-Registered Trademark- at 1-800-253-2287. By using a touch tone telephone, you may obtain information or execute or initiate transactions with respect to your Profit Sharing Plan account.

    In order to access CIGNA's AnswerLine-Registered Trademark-, you will be required to enter your Personal Identification Number ("PIN"). During the week of May 10, 1999, CIGNA will be mailing a notice to all participants in the Profit Sharing Plan which will set forth each participant's PIN.

WITHDRAWING YOUR INSTRUCTION TO TENDER

    As more fully described in Section 4 of the Offer to Purchase, tenders will be deemed irrevocable unless withdrawn by the dates specified therein. If you instruct the Trustee to tender Shares, and you subsequently decide to withdraw your instructions, you may do so by sending a notice of withdrawal to the Depositary. THE NOTICE OF WITHDRAWAL WILL BE EFFECTIVE ONLY IF IT IS IN WRITING AND IS RECEIVED BY THE DEPOSITARY AT OR BEFORE 5:00 P.M., NEW YORK TIME, ON MAY 26, 1999 OR, IF THE COMPANY HAS NOT YET ACCEPTED SHARES FOR PAYMENT, AFTER 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JULY 2, 1999. A notice of withdrawal may be delivered to the Depositary by mail, courier, facsimile or hand delivery at the address shown above under "How to Tender Shares; Completion of Tender Election Form."

    Any notice of withdrawal to the Depositary must specify: (i) your name, (ii) your social security number, (iii) a telephone number where you can be reached during the hours of 9:00 A.M. to 5:00 P.M., New York time, on business days,
(iv) the number of Shares you initially elected to tender, and (v) the number of Shares to be withdrawn from the tender. The notice must also be signed by you. Upon the Depositary's receipt of a timely written notice of withdrawal containing the required information, previous instructions to tender with respect to such Shares will be deemed cancelled. If any required information is omitted from your notice of withdrawal, or if such notice is incorrect or otherwise not proper, and the Depositary is unable to reach you to correct any such defect, your notice of withdrawal will be void. After giving a notice of withdrawal, if you later wish to retender Shares, you may call Anthony J. Solarz, Vice President and Controller, Market Facts, Inc., 3040 West Salt Creek Lane, Arlington Heights, IL 60005, (847) 590-3860 to obtain a new Tender Election Form for the Profit Sharing Plan. Any new Tender Election Form for the Profit Sharing Plan must be received by the Depositary at or before 5:00 P.M., New York time, on May 26, 1999.

                                          Profit Sharing and Retirement Plan
                                          Committee
                                          Market Facts, Inc. Profit Sharing and
                                          Retirement Plan

                                          Thomas H. Payne, Chairman
                                          Anthony J. Solarz
                                          Timothy J. Sullivan

                              TENDER ELECTION FORM
                      FOR SHARES IN THE MARKET FACTS, INC.
                       PROFIT SHARING AND RETIREMENT PLAN
                            ("PROFIT SHARING PLAN")

    (NOTE: Before completing this Tender Election Form, you should refer to the Letter dated May 10, 1999 from the Profit Sharing and Retirement Plan Committee of The Market Facts, Inc. Profit Sharing and Retirement Plan included with this Tender Election Form (the "Letter").

TO THE TRUSTEE OF THE PROFIT SHARING AND RETIREMENT PLAN:

    I am a participant in the Market Facts, Inc. Profit Sharing and Retirement Plan who has shares in the Company Stock Fund and, as such, I have received a copy of the Offer to Purchase dated May 4, 1999 (the "Offer to Purchase"), relating to the Offer by Aegis Acquisition Corp., a Delaware corporation ("Purchaser"), and indirect wholly owned subsidiary of Aegis Group plc, a company incorporated under the laws of England and Wales, to purchase all of the outstanding shares of Common Stock of Market Facts, Inc. (the "Shares") at a price of $31.00 per Share, net to the seller in cash.

    Please tender to Purchaser, on my behalf, the number of Shares indicated on the reverse side of this Tender Election Form, which are allocated to my Profit Sharing Plan account as of May 20, 1999 and held by you under the Company Stock Fund of the Profit Sharing Plan, at a price of $31.00 per Share and upon the terms and subject to the conditions contained in the Offer to Purchase, the receipt of which is hereby acknowledged. I understand that set forth on the reverse side of this Tender Election Form is the number of Shares allocated to me as of May 4, 1999 in the Company Stock Fund under my individual account in the Profit Sharing Plan, according to the records of the Profit Sharing Plan record keeper. I understand that this number of Shares may increase or decrease between May 4, 1999 and May 20, 1999 based on transactions in the Profit Sharing Plan made at my direction, and that I will only be permitted to tender Shares which are owned by me as of May 20, 1999.

    I have read and understand the Offer to Purchase and the Letter, and I agree to be bound by the terms of the Offer. I hereby direct the Trustee to tender these Shares on my behalf proportionately from my (i) Employee Pre-Tax Contributions; (ii) Company Match Contributions; (iii) Company Profit Sharing Contributions; and (iv) Rollover Contributions, if any. I understand that any proceeds will continue to be held in the Profit Sharing Plan and will be invested in the CIGNA Guaranteed Income Fund (the "Guaranteed Fund") until I elect to transfer all or any portion of my balance in the Guaranteed Fund to one or more of the other investment funds within the Profit Sharing Plan. I understand and declare that if the tender of my Shares is accepted, the payment therefor will be full and adequate compensation for these Shares in my judgment, notwithstanding any potential fluctuation in the price of the Shares between the last day I can withdraw my tender and the date the tendered Shares are taken up and paid for by Purchaser.

[INSERT NAME, ADDRESS, AND NUMBER OF SHARES]

TENDER INSTRUCTIONS TO THE PARTICIPANT:

    Please complete and initial 1 OR 2 below:

    1. I hereby confirm that I would like to tender all Shares allocated to my Company Stock Fund Account as of May 20, 1999. Initial _______

                                         OR
    2.  I hereby confirm that I would like to tender ____________
       Shares.  Initial _______

    Please be advised that in the event the number of shares you elect to tender under option 2 above exceeds the actual number of shares allocated to your Company Stock Fund Account as of May 20, 1999, only those shares allocated to your Company Stock Fund Account as of May 20, 1999 will be tendered by the Trustee.

--------------------------------------------              --------------------------------------------
Date                                                      Signature of Participant

--------------------------------------------              --------------------------------------------
Social Security Number                                    Print Name

--------------------------------------------              --------------------------------------------
Daytime Telephone Number                                  Print Street Address

                                                          --------------------------------------------
                                                          Print City, State and Zip

    NOTE: THIS TENDER ELECTION FORM MUST BE COMPLETED AND SIGNED IF SHARES HELD IN THE PROFIT SHARING PLAN ARE TO BE TENDERED. IF THE FORM IS NOT SIGNED, THE DIRECTIONS INDICATED WILL NOT BE ACCEPTED. PLEASE RETURN THIS TENDER ELECTION FORM TO THE DEPOSITARY FOR THE OFFER, USING THE PREADDRESSED REPLY ENVELOPE PROVIDED WITH YOUR TENDER MATERIALS. THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, CERTIFIED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY. YOUR INSTRUCTION FORM (OR A MANUALLY SIGNED FACSIMILE THEREOF) MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO 5:00 P.M. NEW YORK TIME, ON MAY 26, 1999.

    YOUR DECISION WHETHER OR NOT TO HAVE YOUR PROFIT SHARING PLAN SHARES TENDERED WILL BE KEPT CONFIDENTIAL.

                                      E-2